Contacts:
Justin Renz	Gina Nugent
Senior Vice President, CFO	IRO
Zalicus Inc.	Zalicus Inc.
617-301-7575	857-753-6562
JRenz@zalicus.com	gnugent@zalicus.com

ZALICUS ANNOUNCES DATE OF ITS 2011 ANNUAL MEETING OF STOCKHOLDERS

CAMBRIDGE, Mass. – February 9, 2011 – Zalicus Inc. (NASDAQ: ZLCS) today announced that it currently plans to hold its 2011 Annual Meeting of Stockholders on May 24, 2011 at 8:30 a.m. Eastern Time at its offices located at 245 First Street, Third Floor, Cambridge, MA 02142. Stockholders of record as of April 7, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting of Stockholders.

About Zalicus

Zalicus Inc. (NASDAQ: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus applies its selective Ion channel modulation platform and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, the product candidates, Zalicus’s selective Ion channel modulation program, its cHTS combination drug discovery technology and its other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the development and regulatory approval of Zalicus’s product candidates, the unproven nature of the Zalicus drug discovery technologies, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of Zalicus’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2011 Zalicus Inc. All rights reserved.

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     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com